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      [CONFIDENTIAL TREATMENT REQUESTED. UNREDACTED VERSION SEPARATELY FILED
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                               [GRAPHIC OMITTED]

                       AIRCRAFT ENGINE PURCHASE AGREEMENT

                                    BETWEEN

                        WILLIS LEASE FINANCE CORPORATION

                                      AND

                           SR TECHNICS AG, as Seller

                               Sale and Leaseback

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                                                              Purchase Agreement

                                 AIRCRAFT ENGINE
                               PURCHASE AGREEMENT

      THIS AIRCRAFT ENGINE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of 7 November, 2000, by and between SR TECHNICS AG, with offices at Zurich Airport, Zurich CH 8058, Switzerland ("Seller") and WILLIS LEASE FINANCE CORPORATION, a Delaware corporation, whose address is 2320 Marinship Way, Suite 300, Sausalito, CA 94965 ("WLFC").

                                    RECITALS

      A. Seller is the owner of five (5) serviceable aircraft engines, more fully described on the attached Schedule 1 (each herein after referred to as an "Engine" or collectively the "Engines").

      B. Seller desires to sell the Engines to Buyer (as designated by WLFC pursuant to Section 2 hereof), and WLFC desires to cause Buyer to buy the Engines from Seller, pursuant to the terms and conditions hereof.

      C. Upon the sale of the Engines, Seller desires to lease the Engines from Buyer, and WLFC desires to cause the Buyer to lease the Engines to Seller, pursuant to the terms and conditions of the GTA and Engine Leases more fully described below.

      IT IS AGREED:

      1. Definitions

      The following terms shall have the following meanings attributed thereto. Each reference to any entity shall be deemed a reference to such entity and its successors and permitted assigns. Each reference to any law, legislation, statute or regulation shall be deemed a reference to the same as amended, supplemented or otherwise modified and in effect from time to time and to any successor law, legislation, statute or regulation. Each reference to any agreement shall be deemed a reference to the same as amended, supplemented or otherwise modified (subject to any and all applicable conditions or restrictions on such amendment, supplement or other modification agreed to by the parties hereto) and in effect from time to time.

      "Bill of Sale" has the meaning set forth in Section 4.2.

      "Buyer" has the meaning set forth in Section 2.

      "Delivery Period" has the meaning set forth in Section 4.1.

      "Delivery Receipt" has the meaning set forth in Section 4.3.


                                                              Purchase Agreement

      "Engine(s)" has the meaning set forth in Recital A.

      "Engine Lease" means, with respect to each Engine, an Aircraft Engine Lease Agreement substantially in the form of Exhibit A to the GTA relating to such Engine between Buyer, as lessor thereunder, and Seller, as lessee thereunder.

      "Engine Manufacturer" means United Technologies International, Inc., Pratt & Whitney Division, a Guam corporation.

      "Engine Transfer Documents" means, with respect to each Engine, the following relating to such Engine: this Agreement, the Bill of Sale, the Letter of Quiet Enjoyment, the Engine Warranty Assignment, the GTA, the Engine Lease and the Sublease.

      "Engine Warranty Assignment" means, with respect to each Engine, the Engine Warranty Assignment substantially in the form of Exhibit D hereto relating to such Engine between Seller and the relevant Buyer, together with the Consent and Agreement of the Engine Manufacturer substantially in the from of Appendix A thereto and the Engine Warranty Assignment Supplement relating to such Engine substantially in the form of Appendix B thereto.

      "Financing Documents" means, with respect to each Engine, the documents, if any, pursuant to which Lender provides financing to Buyer for the purpose of acquiring or maintaining ownership of such Engine.

      "GTA" means a General Terms Engine Lease Agreement substantially in the form of Exhibit C hereto between Buyer, as lessor thereunder, and Seller, as lessee thereunder.

      "Investment Agreement" means the Investment Agreement dated as of the date hereof among WLFC, FlightTechnics, Inc., Flightlease AG, SR Technics Group and SR Technics Group America, Inc.

      "Lease" means, with respect to each Engine, the GTA and the Engine Lease relating to such Engine.

      "Lender" means the financial institution, if any, providing financing to Buyer under the Financing Documents, as identified by Buyer reasonably in advance of the delivery date of the relevant Engine.

      "Letter of Quiet Enjoyment" means, with respect to each Engine, a letter of quiet enjoyment substantially in the form of Exhibit E hereto.

      "Mortgagee" means, with respect to each Engine, the entity that holds the security interest in such Engine pursuant to the Financing Documents, whether it be the relevant Lender itself or a security agent, security trustee, administrative agent or other agent, trustee or representative appointed for such purpose by such Lender.

      "Permitted Liens" means, with respect to each Engine, (a) liens arising under, constituted by or permitted by the Engine Transfer Documents or the Financing Documents and


                                                              Purchase Agreement
the rights of the parties thereunder, (b) any and all liens attributable to WLFC, Buyer, Lender, Mortgagee or any of their respective affiliates and (c) liens arising from the following types of liabilities of Lessee or any other operator of such Engine, so long as such liabilities are either not yet due or are being contested in good faith through appropriate proceedings that do not give rise to any reasonable likelihood of sale, forfeiture or other loss of such Engine, title thereto or Mortgagee's security interest therein or of criminal or unindemnified civil liability on the part of WLFC, Buyer, Lender or Mortgagee and with respect to which Seller maintains adequate reserves (in the reasonable judgment of Buyer): (i) fees or charges of any airport or air navigation authority, (ii) taxes, (iii) liabilities incurred in the ordinary course of business giving rise to materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens, (iv) judgments, or (v) salvage or other rights of insurers.

      "Purchase Price" has the meaning set forth in Section 3.1.

      "Securitization Vehicle" means a special-purpose corporation, trust or other form of entity established for the sole purpose of (and whose sole activities will remain) a securitization of WLFC's aircraft engines (including the Engines) and related assets (such as the rental streams from leases of such engines), whereby such engines and assets are assigned to such vehicle to support the issuance by it of non-recourse securities (rated or unrated) representing an interest in a pool of such engines and assets.

      "Seller" has the meaning set forth in the heading to this Agreement.

      "Sublease" means, with respect to each Engine, the document identified as the "Sublease" in the related Engine Lease.

      "VAT" means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature.

      "WLFC" has the meaning set forth in the heading to this Agreement.

      2. Designation of Buyer; Sale

      2.1 WLFC shall designate either itself, one of its wholly-owned subsidiaries or a United States bank or trust company acting as trustee for a grantor trust for which WLFC or such subsidiary shall be the beneficiary (or other entity reasonably acceptable to Seller) as the buyer of the Engines pursuant to this Agreement (such designated entity being referred to herein as "Buyer"). Such designation shall be made by WLFC sufficiently in advance of the commencement of the Delivery Period (as defined herein) so as to allow Seller and Buyer a reasonable opportunity to prepare, review and negotiate the necessary documentation reflecting the identity of the designated Buyer. Upon and subject to the terms and conditions of this Agreement, Seller will sell and WLFC will cause the Buyer to buy the Engines during the Delivery Period.

      2.2 If WLFC shall have designated a Buyer other than itself, then WLFC hereby agrees that:


                                                              Purchase Agreement

      (a) it will not take any action to subject such Buyer to the reorganization or liquidation provisions the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency statute; and

      (b) it will not assign, transfer or otherwise dispose of its beneficial interest (in the case of a trust) or ownership interest (in the case of a corporation) in and to such Buyer to any other person, firm, corporation or other entity without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed; provided that (i) no such consent shall be necessary during the continuance of any Event of Default under, and as defined in, the GTA and (ii) WLFC may, without the consent of Seller, assign, transfer or otherwise dispose of such beneficial or ownership interest to any of its affiliates or a Securitization Vehicle, or assign the same by way of security to Mortgagee.

      3. Purchase Price

      3.1 The purchase price for each Engine shall be the amount specified for such Engine in Schedule 1 (the "Purchase Price"). The Purchase Price for each Engine shall be payable as set forth below.

      3.2 Payment of the Purchase Price shall be made to an account designated by Seller prior to the date of such payment:

      4. Delivery

      4.1 Seller will deliver the Engines to Buyer no later than 31 December, 2000 (the "Delivery Period"), each at a location mutually agreed to by the parties.

      4.2 On the delivery date for each Engine, Seller will deliver to Buyer a Warranty Bill of Sale (the "Bill of Sale") for such Engine, substantially in the form set forth in Exhibit A attached hereto.

      4.3 On the delivery date for each Engine, WLFC will cause Buyer to deliver to Seller an Engine Delivery Receipt (the "Delivery Receipt") for such Engine, substantially in the form set forth in Exhibit B attached hereto.

      5. Conditions Precedent

      5.1 For each Engine, the obligations of Seller under Section 4 above shall be subject to the prior fulfillment of the following conditions:

            (a) WLFC shall have made satisfactory arrangements with Seller for payment of the Purchase Price for such Engine in accordance with Section 3.2;

            (b) Buyer shall have delivered to Seller a copy of the GTA and an Engine Lease, each executed by Buyer;


                                                              Purchase Agreement

            (c) Buyer shall have delivered to Seller a copy of an Engine Warranty Assignment executed by Buyer;

            (d) Buyer shall have delivered to Seller a copy of a Letter of Quiet Enjoyment executed by WLFC and, upon the reasonable request of Seller, shall have obtained assurances substantively equivalent to that contained in the Letter of Quiet Enjoyment from Mortgagee;

            (e) WLFC shall have delivered to Seller a legal opinion in form and substance acceptable to Seller, and other documents mutually agreed upon by Buyer and Seller as are reasonable and customary for transactions of the kind contemplated herein;

            (f) all governmental and third party approvals necessary for execution and delivery of this Agreement and for the consummation of the transactions contemplated hereby will have been received and be in full force and effect; and

            (g) Seller shall be reasonably satisfied that the initial capital investments under the Investment Agreement and the other Transaction Documents (as defined in the Investment Agreement) will proceed substantially concurrently with, or within a reasonable period of time after, the sale and purchase of such Engine pursuant hereto.

      5.2 For each Engine, the obligations of Buyer under Sections 3 and 4 above shall be subject to the prior fulfillment of the following conditions:

            (a) Seller shall have delivered to Buyer all operating, repair and maintenance records pertaining to such Engine including, but not limited to, traceability back to birth for all life-limited parts and those expressly and reasonably requested by Buyer from Seller, and Buyer shall be reasonably satisfied with the condition of such records;

            (b) Seller shall have delivered to Buyer a copy of the GTA and an Engine Lease, each executed by Seller;

            (c) Seller shall have delivered to Buyer a copy of an Engine Warranty Assignment executed by Buyer and (with respect to the Consent and Agreement forming a part thereof) Engine Manufacturer;

            (d) Seller shall have delivered to Buyer a legal opinion in form and substance acceptable to Buyer and Mortgagee, and such other documents requested by Buyer as are reasonable and customary for transactions of the kind contemplated, or required herein and in the Lease;

            (e) such Engine shall not have suffered any material (in the reasonable judgment of Buyer, it being agreed that any damage requiring repair costs in excess of [CONFIDENTIAL TREATMENT REQUESTED] shall be deemed material) damage (ordinary use, wear and tear excepted) after the date hereof which continues unremedied at the time of delivery hereunder (it being understood and agreed that even if Buyer accepts an Engine despite the existence of any damage, Seller, as lessee under the Lease, shall be obligated to repair such damage);

                                                              Purchase Agreement

            (f) Buyer shall have received evidence that such Engine is free and clear of liens, other than Permitted Liens;

            (g) all governmental and third party approvals necessary for execution and delivery of this Agreement and for the consummation of the transactions contemplated hereby will have been received and be in full force and effect; and

            (h) Buyer shall be reasonably satisfied that the initial capital investments under the Investment Agreement and the other Transaction Documents (as defined in the Investment Agreement) will proceed substantially concurrently with, or within a reasonable period of time after, the sale and purchase of such Engine pursuant hereto.

      6. Title

      Seller warrants that when transferred to Buyer hereunder, title to each Engine shall be free and clear of any and all mortgages, leases, pledges, liens, charges, rights of detention or encumbrances whatsoever (other than the Permitted Liens). Seller agrees to indemnify and defend Buyer in respect of all claims, losses, costs, expenses, charges or liabilities arising out of any defect in Seller's title or of any breach of the warranty contained in this Section. Notwithstanding the foregoing, WLFC acknowledges that each Engine is subject to the Sublease specified in the related Engine Lease, and hereby consents to the terms of such Sublease, to the extent disclosed by Seller to WLFC.

      7. Inspection

      Each Engine shall be deemed delivered in the condition set forth in
Schedule 2 hereto. Buyer has inspected each Engine and has found that such Engine is acceptable for purposes of this Agreement.

      8. Risk of Loss and Damage

      Risk of loss of, or damage to each Engine from any cause whatsoever shall be borne by Seller until the transfer of title during the Delivery Period, evidenced by the executed Bill of Sale relating to such Engine, and by Buyer thereafter.

      9. Taxes, Fees and Expenses

      Seller shall be responsible for all sales, use, ad valorem and other taxes imposed on Buyer or Seller as a result of the execution of this Agreement and/or delivery of the Engines to Buyer, provided, however, that (a) Seller shall not be responsible for any taxes based on the net income of WLFC or Buyer and (b) VAT assessed by the relevant taxing authorities of Switzerland with respect to the sale of each Engine by Seller to Buyer shall be paid by WLFC within any applicable time period prescribed by the applicable laws and regulations of Switzerland. WLFC and/or Buyer will register in the Swiss VAT register to enable the recapture of such VAT payments and Seller hereby agrees to act, or cause one of its Swiss affiliates to act, as tax representative for WLFC and/or Buyer for such purpose. Each party


                                                              Purchase Agreement
hereto agrees to cooperate with each other in order to arrange the sale so as to minimize such taxes. Each party shall pay its respective legal fees and expenses.

      10. Warranties of Seller and Disclaimer

      The Engines are used, serviceable aircraft engines and are being sold "AS IS, WHERE IS" based on the inspection of Buyer pursuant to Section 6 hereof, and SELLER DISCLAIMS AND WLFC WAIVES (AND BUYER SHALL BE DEEMED TO HAVE WAIVED) ALL EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE WITH RESPECT TO THE ENGINES (INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION OR LIABILITY IN NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, OR WITH RESPECT TO FITNESS, MERCHANTABILITY, LOSS OF USE OR CONSEQUENTIAL DAMAGES), except that Seller represents and warrants that at the time title transfers from Seller to Buyer for an Engine:

            (a) Seller will be the lawful owner of the Engine delivered;

            (b) Seller will have good and sufficient legal and beneficial title to such Engine, free of any mortgage, lease, pledge, lien, right of detention, charge or other encumbrance (other than Permitted Liens that may exist at such time);

            (c) Seller will have full power and lawful authority to transfer such title to Buyer;

            (d) to Seller's knowledge, there will be no unpaid invoices, penalties, taxes or charges that would have resulted, or could by operation of law or otherwise result, in the impression of a mechanic's lien, materialmen's lien, artisan's lien or other such lien encumbering such Engine;

            (e) other than as disclosed to Buyer, there is no provision in any Sublease that will materially and adversely impact the transfer of title to such Engine to Seller in accordance with the terms hereof or the Seller's holding of such title.

            (f) such Engine will not be registered with an aircraft in the Swiss aircraft book (luftfahrzeugbuch); and

            (g) on or prior to the transfer of title, Seller shall provide Buyer with a material certification for such Engine that reads as follows:

            Seller certifies that to Seller's knowledge, the Engine has not been removed from an aircraft that was involved in an incident or accident, major failure, or fire nor has the Engine been subjected to extreme stress or heat or obtained from the U.S. Government or any Military Sources.


                                                              Purchase Agreement

      11. Assignment of Warranties

      Seller hereby assigns to Buyer any and all assignable warranties of manufacturers, maintenance facilities and overhaul agencies, of and for each Engine, effective concurrently with the delivery of such Engine (subject to Section 12(d) of the GTA and the relevant Engine Warranty Assignment). Upon the request of Buyer, Seller shall give Buyer aid and assistance in enforcing the rights of Buyer arising under such warranties. Upon the request of Buyer, Seller shall give notice to any such manufacturers, maintenance facilities and overhaul agencies of the assignment of such warranties to Buyer.

      12. Governing Law, Jurisdiction and Venue

      12.1 This Agreement shall be governed and construed as to validity enforcement, interpretation, construction, effect and in all other respect by the statutes, laws and decisions of the State of New York.

      12.2 The parties agree that any state or federal court located in the Borough of Manhattan, New York, New York, or in San Francisco, California shall have non-exclusive jurisdiction to hear any suit, action or proceeding arising out of or in connection with this Agreement. Each party hereby acknowledges and irrevocably consents and submits to the jurisdiction of any such court in any such suit, action or proceeding. Service of process may be made against a party either in person, wherever such party may be found, or by notice as permitted herein to the address of the party or its agent for service of process set forth in this Agreement. Seller specifically appoints Swissair AG, 41 Pinelawn Road, Melville, NY 11747, Attention: Ms. Erin King, Legal and Regulatory Affairs,
Telephone: (631) 844-4504, Facsimile: (631) 844-4543, as Seller's Agent to receive service of process in any such action or proceeding.

      12.3 To the extent that either party hereto may now or hereafter be entitled, in any jurisdiction, to claim for itself or its property, immunity from suit, legal action or other proceeding, for the jurisdiction of any court, from service of legal process judgment or otherwise) or other legal process or order and, to the extent that in any such jurisdiction there may now or hereafter be attributed to itself or its property any such immunity (whether or not claimed), such party hereby irrevocably and unconditionally waives such immunity to the fullest extent permitted by applicable law of such jurisdiction. Without in any way limiting the effect of the foregoing waiver, Seller acknowledges that its waiver of immunity from jurisdiction, attachment and execution as aforesaid is intended to satisfy the requirement therefor of the Foreign Sovereign Immunities Act of 1976 of the United States of America and the equivalent legislation in Switzerland.

      13. Broker's Commission

      Each Engine is being sold without benefit of a broker. Should any person assert any claim against WLFC, Buyer or Seller for fees or commissions by reason of any alleged employment to act as a broker for WLFC, Buyer or Seller in regard to this transaction, the party for which said person claims to have acted shall defend, indemnify and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses


                                                              Purchase Agreement
of every kind (including reasonable attorneys' fees) arising out of said claim. Notwithstanding the above, the parties acknowledge that WLFC shall be solely responsible for fees owed to Lazard Freres & Co. LLC, if any, relating to this transaction.

      14. Representations and Warranties

      14.1 Seller represents that:

            (a) Seller has been duly incorporated as a limited liability company and is in good standing under the laws of Switzerland, is qualified to do business in all states material to its operation, and has full corporate power and authority to perform its obligations under this Agreement;

            (b) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated herein do not and will not result in the violation of the provisions of Seller's articles of incorporation or other organizational documents or result in a default under or breach of any agreement, indenture, mortgage or other instrument to which Seller is a party; and

            (c) on or prior to delivery date of each Engine, Seller will have received every consent, approval or authorization, and will have given every notice, that is required for it to execute and deliver this Agreement and to perform the transactions contemplated hereby, all of which will be valid and effective as of such date.

      14.2 WLFC represents that:

            (a) WLFC has been duly incorporated as a corporation and is in good standing under the laws of the State of Delaware, is qualified to do business in all states material to its operation, has full corporate power and authority to perform its obligations under this Agreement;

            (b) the execution and delivery of this Agreement by WLFC and the consummation of the transactions contemplated herein do not and will not result in the violation of the provisions of WLFC's Certificate of Incorporation or Bylaws (as in effect on the date hereof) or result in a default under or breach of any agreement, indenture, mortgage or other instrument to which WLFC is a party (except for certain consents and approvals required to be obtained by WLFC, as disclosed in the Investment Agreement and the other Transactions Documents (as defined in the Investment Agreement)); and

            (c) on or prior to the delivery date of each Engine, WLFC will have received every consent, approval or authorization, and will have given every notice, that is required for it to execute and deliver this Agreement and to perform the transactions contemplated hereby, all of which will be valid and effective as of such date.


                                                              Purchase Agreement

      15. Indemnities

      Seller hereby releases and agrees to indemnify, defend and save harmless each of WLFC and Buyer, its directors, officers, agents and employees from and against any and all liability, damages, losses, expenses, and claims (including without limitation all attorneys' fees and all other costs and expenses incurred in connection therewith and incident thereto) for death of or injury to any person whomsoever, and for loss of, loss of use of, damage to, or delay in delivery of any property whatsoever (including without limitation any aircraft on which any Engine may be installed), in each case, any manner arising out of, incident to, or incurred in connection with the ownership, possession, maintenance, use, operation, storage, or testing of any Engine prior to the delivery of such Engine to Buyer hereunder; provided that Seller's obligations under this Section 15 shall not apply to any liability, damage, loss, expense or claim to the extent arising from WLFC's or Buyer's own acts.

      16. Further Provisions

      16.1 Assignment. Neither party shall assign the benefit of this Agreement without the written consent of the other party, except to an affiliate or to Mortgagee for security purposes; provided that WLFC shall have the right, in its sole discretion, to structure the purchase of the Engine as a like kind exchange pursuant to Internal Revenue Code Section 1031 and to assign its rights hereunder to another entity acting as a qualified intermediary in connection with such exchange.

      16.2 Amendments, Modifications and Waivers. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

      16.3 Notices. Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by post, telex or telecopier to the address given in this Agreement or to such other address as the recipient may have notified to the other party in writing. Proof of posting or dispatch shall be deemed to be proof of receipt:

            (a) In the case of a letter, on the fifth (5th) business day after posting;

            (b) In the case of a telex, on the business day immediately following the date of dispatch;

            (c) In the case of delivery in person or by telecopier, on the date of dispatch; and

            (d) In the case of delivery by internationally recognized air courier two (2) business days after delivery to such air courier.

      16.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of


                                                              Purchase Agreement
such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      16.5 Time of Essence. Time shall be of the essence of this Agreement.

      16.6 Interpretation. Any ambiguities in the construction or interpretation of this Agreement or any Section or provision herein shall not be construed or resolved against WLFC solely because WLFC drafted this Agreement.

      16.7 Headings. The headings of Sections and subsections contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

      16.8 Entire Agreement. This Agreement and the other Transfer Documents contain the entire understanding of the parties with respect to the purchase and sale of the Engine, and no warranties, representations or undertakings have been made by either party except as expressly set forth herein. Any other previous oral or written communications, representations, agreements or understanding between Seller and WLFC are no longer of any force and are superseded and replaced in their entirety by the provisions of this Agreement.

      16.9 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns (where permitted) of the parties hereto.

      16.10 Survival. Seller's warranty of title with respect to the Engines provided for in Section 10 and the provisions of Sections 9, 10, 11, 12, 14.1,
14.2 and 15 shall survive the delivery of each Engine to Buyer and the closing of this transaction.

      16.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

      16.12 Additional Engines. Seller may sell the additional engines identified in Schedule 3 to WLFC under similar terms and conditions as contained in this Agreement and the Leases, provided that economic terms contained in such Transfer Documents based on current LIBOR shall be based on the then-applicable LIBOR.

                            [Signature page follows.]


                                                              Purchase Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

                                        WILLIS LEASE FINANCE CORPORATION

                                        By: /s/  Charles F. Willis, IV
                                          --------------------------------------
                                          Name:  Charles F. Willis, IV
                                          Title: Chief Executive Officer
                                                 and President

                                        SR TECHNICS AG

                                        By: /s/  Hans Ulrich Beyeler
                                          --------------------------------------
                                          Name:  Hans Ulrich Beyeler
                                          Title: President and
                                                 Chief Executive Officer

                                        By: /s/  Georg Radon
                                          --------------------------------------
                                          Name:  Georg Radon
                                          Title: Vice President
                                                 and Chief Financial Officer